SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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                                                 by Rule 14a-6(e)(2))
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( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               ETHYL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     Item 22(a)(2) of Schedule 14A.

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     14a-6(i)(3).

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
                       E T H Y L   C O R P O R A T I O N

                            330 SOUTH FOURTH STREET
                                 P.O. BOX 2189
                            RICHMOND, VIRGINIA 23218

                                  [ETHYL LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 28, 1996

To the Shareholders:

   Enclosed is our annual report describing Ethyl's operations during the past year. You are encouraged to read this report, which summarizes major corporate developments during the year.

   You are cordially invited to attend the annual meeting of shareholders to be held in the RESTORED GUN FOUNDRY BUILDING OF THE TREDEGAR IRON WORKS, 500 TREDEGAR STREET, in Richmond, Virginia, on Friday, May 17, 1996, at 11:00 A.M., Eastern Daylight Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to elect a Board of Directors, approve an Amended Directors' Deferred Compensation Plan and approve the designation of auditors for the coming year.

   Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly.

                                          Sincerely yours,
                                          BRUCE C. GOTTWALD
                                          CHAIRMAN OF THE BOARD
                                          CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock, $1.00 par value ("Ethyl Common Stock"), of Ethyl Corporation (the "Corporation") will be held in the restored gun foundry building of the Tredegar Iron Works, 500 Tredegar Street, Richmond, Virginia, on Friday, May 17, 1996, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

     1.  To elect a Board of Directors to serve for the ensuing year;

     2.  To approve an Amended Directors' Deferred Compensation Plan;

     3. To approve the designation by the Board of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before the meeting.

     Holders of shares of Ethyl Common Stock of record at the close of business on March 15, 1996, will be entitled to vote at the meeting.

     You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

                                                 By Order of the Board of
                                                 Directors
                                                 E. WHITEHEAD ELMORE, SECRETARY

March 28, 1996

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               ETHYL CORPORATION

                            TO BE HELD MAY 17, 1996
                 APPROXIMATE DATE OF MAILING -- MARCH 28, 1996

Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Friday, May 17, 1996. Any person giving a proxy may revoke it at any time before it is voted by delivering another proxy, or written notice of revocation, to the Secretary of the Corporation. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.

On March 15, 1996, the date for determining shareholders entitled to vote at the meeting, there were outstanding 118,443,835 shares of Ethyl Common Stock. Each share of Ethyl Common Stock is entitled to one vote.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Ethyl Common Stock voted in the election of directors. Votes that are withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. The approval of the Amended Directors' Deferred Compensation Plan (the "Amended Plan") requires the affirmative vote of the holders of a majority of the shares of Ethyl Common Stock present or represented at the Annual Meeting. Abstentions and Broker Shares voted as to any matter at the Annual Meeting will be included in determining the number of votes present or represented at the Annual Meeting with respect to determining the vote on the Amended Plan. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented at the Annual Meeting with respect to determining the vote on the Directors' Compensation Plan.

The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Corporation. Corporate Investor Communications, Inc., has been engaged to assist in the solicitation of proxies. The Corporation will pay that firm $7,000 for its services and reimburse its out-of-pocket expenses.

The Corporation's street address is 330 South Fourth Street, Richmond, Virginia 23219.

                             ELECTION OF DIRECTORS

Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as the Board of Directors may designate). Each of the nominees presently is serving as a director. The Board has no reason to believe that any of the nominees will be unavailable.

Mr. Lloyd B. Andrew resigned from the Board of Directors on December 31, 1995. As of February 29, 1996, Messrs. Allen C. Goolsby, Bruce C. Gottwald, Jr., Floyd
D. Gottwald, Jr., William M. Gottwald, Andre B. Lacy and Emmett J. Rice resigned from the Board and the size of the Board was reduced to seven directors.

WILLIAM W. BERRY; age 63; director since 1983; retired, former Chairman of the Board of Dominion Resources, Inc. (holding company for Virginia Electric and Power Company) (1986-1992); retired Chairman of the

     Board of Virginia Power Company (public utility) (1986-1992). Other directorships: Scott & Stringfellow Financial Corp. and Universal Corporation.

PHYLLIS L. COTHRAN; age 49; director since 1995; President and Chief Operating
     Officer of Trigon Blue Cross Blue Shield (health insurance company) since 1990. Other directorships: Tredegar Industries, Inc. and Central Fidelity Bank.

BRUCE C. GOTTWALD; age 62; director since 1962; Chairman of the Board, Chairman of the Executive Committee and Chief Executive Officer since March 1, 1994, having served as President, Chief Executive Officer and Chief Operating Officer of the Corporation from April 23, 1992, and having previously served as President and Chief Operating Officer of the Corporation. Other directorships: CSX Corporation, First Colony Corporation, James River Corporation and Tredegar Industries, Inc.

THOMAS E. GOTTWALD; age 35; director since 1994; President and Chief Operating
     Officer of the Corporation since March 1, 1994, having served as Vice President of the Corporation from August 1, 1991, to March 1, 1994; and as General Manager of Tredegar Film Products, a division of Tredegar Industries, Inc., prior thereto.

GILBERT M. GROSVENOR; age 64; director since 1985; President and Chairman of the
     National Geographic Society (magazine publisher and scientific society). Other directorships: Saul Centers, Inc., and Marriott International, Inc.

SIDNEY BUFORD SCOTT; age 63; director since 1959; Chairman of the Board of Scott
     & Stringfellow, Inc. (investment bankers and brokers). Other directorship:
     Great Eastern Energy & Development Corporation.

CHARLES B. WALKER; age 57; director since 1989; Vice Chairman of the Board,
     Chief Financial Officer and Treasurer of the Corporation and Vice Chairman of the Board and Chief Financial Officer of Albemarle Corporation since March 1, 1994 (and Treasurer of Albemarle until March 1, 1996), having served as Executive Vice President and Chief Financial Officer of the Corporation since August 1, 1989, and Treasurer of the Corporation since July 1, 1993. Other directorships: Albemarle Corporation, First Colony Corporation and Nations Fund Trust/Nations Fund, Inc.

     In 1995, each director attended at least 75% of the aggregate of (i) the total number of meetings of all committees of the Board on which the director then served and (ii) the total number of meetings of the Board of Directors held during 1995 while he or she was a member of the Board of Directors except Mr. Walker and Ms. Cothran. Five meetings of the Corporation's Board of Directors were held during 1995.

     The Corporation's executive committee currently consists of Messrs. Bruce
C. Gottwald, Berry, Thomas E. Gottwald and Walker. During 1995, the executive committee met on six occasions.

     Ms. Cothran and Messrs. Berry, Grosvenor and Scott currently serve on the Corporation's audit committee. During 1995, the audit committee met two times. The audit committee reviews the Corporation's internal audit and financial reporting functions and the scope and results of the audit performed by the Corporation's independent accountants and matters relating thereto and reports thereon to the Board of Directors. The audit committee also reviews audit fees and recommends to the Board of Directors the engagement of the independent accountants of the Corporation.

     The Corporation's nominating committee currently consists of Messrs. Grosvenor, Berry and Bruce C. Gottwald. During 1995, the nominating committee met once. The nominating committee recommends candidates for election as directors and in some cases the election of officers. The Corporation's bylaws provide that a shareholder of the Corporation entitled to vote for the election of directors may nominate persons for election to the Board by mailing written notice to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified,
(iii) a description of all understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

     Messrs. Berry, Grosvenor and Scott and Ms. Cothran currently serve as the Corporation's Bonus, Salary and Stock Option Committee. During 1995, the Bonus, Salary and Stock Option Committee met on five occasions. This committee approves the salaries of management-level employees. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel, and grants options under the Corporation's Incentive Stock Option Plan.

               BOARD OF DIRECTORS REPORT ON CORPORATE GOVERNANCE

     In November 1995 the Board of Directors completed a review of corporate governance. A summary of the Board's report is provided to the shareholders for their information:

     During 1995 the Board of Directors devoted considerable time to the many issues that fall under the general subject of corporate governance. The Board focused on basic issues and addressed the more comprehensive list developed by General Motors' Board of Directors.

     A principal issue addressed was Board composition, noting the considerable attention currently being directed to that issue. The Board also noted the focus on significant stock ownership by directors, with the objective of aligning directors' interests with shareholders, versus Board independence.

     All of the Ethyl directors are shareholders and the aggregate percentage owned by the directors (approximately 18%) is unusually high for a publicly-held corporation. The Board strongly supports the concept of linking, through stock ownership, the directors' interests with shareholders so that the Corporation's performance affects the directors the same as all other shareholders. The Board also reaffirmed its objective of having a majority of independent directors, agreeing to take the necessary steps no later than March 1, 1996.

     The Board addressed the subject of compensation of outside directors, focusing on whether compensation should be in part in the form of stock in the Corporation. Strong support of this concept, which aligns compensation with shareholders' interests, was expressed. The Board adopted, subject to the approval of shareholders, changes in the compensation of non-employee directors that will permit them to designate annually, part or all of their compensation to be in the form of Ethyl Common Stock. (A summary of the Amended Directors' Deferred Compensation Plan can be found beginning on page 14).

     The Board also noted recent but growing opposition to retirement benefits for outside directors. The Company's retirement benefit is substantially less than the reported average annual benefit under such plans. The Board concluded that the retirement plan helps to attract Board members, and the cost to the Company is not substantial.

     The Chairman gave an assessment of the Board's performance, stating that the Board generally is well informed and the level of Board participation is excellent. He did suggest two changes: increase the number of regular Board meetings by one each year and place more emphasis on an annual evaluation of his performance. The Board accepted both suggestions and agreed that the Chairman would meet with the Bonus, Salary and Stock Option Committee as a part of each annual evaluation.

     The Board then reviewed each of the guidelines developed by the General Motors Board of Directors in its report on significant corporate governance issues. A statement of the Board's position, as compared to the statement of the General Motors Board, with respect to each of the twenty-eight guidelines is included as a part of the report. (See Exhibit A to the proxy statement).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Floyd D. Gottwald, Jr., Vice Chairman of the Board and director of the Corporation until February 29, 1996, and Bruce C. Gottwald are brothers. Thomas
E. Gottwald, President and director of the Corporation, is a son of Bruce C. Gottwald. William M. Gottwald, MD, Senior Vice President of the Corporation, and, until February 29, 1996, director of the Corporation, is a son of Floyd D. Gottwald, Jr. The Gottwalds may be deemed to be control persons of the Corporation.

     Hunton & Williams regularly acts as counsel to the Corporation. Allen C. Goolsby, a director of the Corporation until February 29, 1996, is a Partner in Hunton & Williams.

     Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Corporation, the Corporation believes that there has been compliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock.

                                STOCK OWNERSHIP

     The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Corporation, was the beneficial owner as of December 31, 1995, of more than 5% of the outstanding voting shares of the Corporation.

  TITLE OF             NAME AND ADDRESS OF           NUMBER OF
    CLASS               BENEFICIAL OWNERS              SHARES          PERCENT OF CLASS
Common Stock     Floyd D. Gottwald, Jr., and         21,239,303(b)(c)       17.90%
                 Bruce C. Gottwald (a)
                 330 South Fourth Street
                 P.O. Box 2189
                 Richmond, Virginia 23217

                 NationsBank Corporation and          7,854,020              6.63%
                 related entities (d)
                 c/o NationsBank Corporation
                 NationsBank Plaza
                 Charlotte, North Carolina 28255

(a) Floyd D. Gottwald, Jr., and Bruce C. Gottwald (the "Gottwalds"), together with members of their immediate families, may be deemed to be a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Ethyl Common Stock.

(b) As of January 31, 1996, the Gottwalds, individually or collectively, have sole voting and investment power over all of the shares disclosed except 15,841,132 shares held by wives, children and in certain trust relationships, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., and Bruce C. Gottwald are included in the holdings of the Gottwalds as a group, but are not attributed to Bruce C. Gottwald or Floyd D. Gottwald, Jr., other than in this table. This amount includes 177,070 shares of Ethyl Common Stock, with respect to which the Gottwalds or members of their immediate families have the right to acquire beneficial ownership within 60 days of December 31, 1995, pursuant to the Corporation's Stock Option Plan.

(c) This amount includes shares owned by Thomas E. Gottwald, President and director of the Corporation, who is a son of Bruce C. Gottwald. See the table on page 6 for information on the share ownership of each member of the Gottwald family who is an executive officer or director of the Corporation. This amount includes any shares owned of record by the Trustees under various employee savings plans for the benefit of the Gottwalds and the members of their immediate families. This amount does not include shares held by the Trustees of such plans for the benefit of other employees. Shares held under the Corporation's savings plan are voted by the Trustee in accordance with instructions solicited from employees participating in the plan. If a participating employee does not give the Trustee voting instructions, his shares generally are voted by the Trustee in accordance with the Board's recommendations to the shareholders. Because members of the Gottwald family are executive officers and directors of the Corporation and the Gottwalds are the largest shareholders of the Corporation, they may be deemed to be control persons of the Corporation and to have the capacity to control any such recommendation of the Board.

(d) The NationsBank Corporation related entities are NationsBank, N.A. and N.B. Holdings Corporation. The information contained herein with respect to NationsBank Corporation and the related entities listed herein is based on a
Schedule 13G filed by such entities with the Securities and Exchange Commission. Such filing further stated that the acquisition of such shares was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Corporation. The shares held by NationsBank Corporation and related entities are held in fiduciary accounts.

     The following table sets forth as of January 31, 1996, the beneficial ownership of Ethyl Common Stock by all directors of the Corporation, the Chief Executive Officer and the four next most highly compensated executive officers and all directors and executive officers of the Corporation as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him.

                                       NUMBER OF SHARES         NUMBER OF SHARES           TOTAL
    NAME OF BENEFICIAL OWNER         WITH SOLE VOTING AND      WITH SHARED VOTING          NUMBER         PERCENT OF
  OR NUMBER OF PERSONS IN GROUP      INVESTMENT POWER (1)     AND INVESTMENT POWER       OF SHARES        CLASS (2)
William W. Berry                               1,893                      1,844(3)              3,737
Phyllis L. Cothran                             1,190                          0                 1,190
Bruce C. Gottwald                          4,986,720                    932,594             5,919,314(4)      5.0%
Floyd D. Gottwald, Jr.                       381,451                  6,168,541             6,549,992(5)      5.5%
Thomas E. Gottwald                           535,097                  3,726,711             4,261,808(6)      3.4%
Gilbert M. Grosvenor                           2,922                          0                 2,922
Newton A. Perry                               45,637                          0                45,637
Sidney Buford Scott                           63,222                     39,200(7)            102,422
Charles B. Walker                            213,366                          0               213,366
Directors and executive officers
as a group (21 persons)                    6,715,836                 10,029,632            16,745,468        14.1%

 (1) The amounts in this column include shares of Ethyl Common Stock with respect to which certain persons have the right to acquire beneficial ownership within 60 days of January 31, 1996, pursuant to the Corporation's Stock Option Plan: Bruce C. Gottwald: 15,809 shares; Floyd
      D. Gottwald, Jr.: 0 shares; Thomas E. Gottwald: 93,936 shares; Newton A.
      Perry: 36,683 shares; Charles B. Walker: 157,149 shares; and directors and executive officers as a group: 641,242 shares.

 (2) In accordance with the rules of the Securities and Exchange Commission some shares are attributed to more than one member of the Gottwald families, but are counted only once in the information provided for directors and executive officers as a group. Except as indicated, each person or group owns less than 1% of Ethyl Common Stock.

 (3)  Mr. Berry disclaims beneficial ownership of all 1,844 of such shares.

 (4)  Mr. Gottwald disclaims beneficial ownership of 927,321 of such shares.

 (5)  Mr. Gottwald disclaims beneficial ownership of 1,346,328 of such shares.

 (6) Mr. Gottwald disclaims beneficial ownership of 3,576,935 of such shares. This amount includes 3,186,102 shares of Ethyl Common Stock that Mr. Gottwald may be deemed to own beneficially. Such shares constitute Mr. Gottwald's interest as beneficiary of a trust of which he is a co-trustee.

 (7)  Mr. Scott disclaims beneficial ownership of all 39,200 of such shares.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1995, 1994 and 1993.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                       SECURITIES
                                                  ANNUAL COMPENSATION                  UNDERLYING
                                                                      OTHER ANNUAL      OPTIONS/       ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS      COMPENSATION/1/    SARS (#)/2/    COMPENSATION
Bruce C. Gottwald                    1995    $770,000       --                            --            $ 38,500/3/
  Chairman of the Board and          1994     770,000    $265,000          --             33,532          38,500
  Chief Executive Officer            1993     700,000     265,000          --             30,608          38,500

Floyd D. Gottwald, Jr.               1995     315,000       --                            --              15,750/4/
  Vice Chairman of the Board         1994     378,167       --             --             --               6,375
  (until February 29, 1996)          1993     754,000     260,000          --             30,608          21,992

Thomas E. Gottwald                   1995     381,000       --                            --              19,050/5/
  President and                      1994     332,000     200,000          --            413,936          16,600
  Chief Operating Officer            1993     199,917     125,000          --              9,576           9,996

Charles B. Walker                    1995     230,000       --                            --              11,500/6/
  Vice Chairman of the Board,        1994     253,333     118,000          --            237,149          12,992
  Chief Financial Officer and        1993     391,000     225,000          --             98,018          19,550
  Treasurer

Newton A. Perry                      1995     201,275      43,000                         --              10,064/7/
  Vice President                     1994     188,125      45,000          --            116,683           6,206
  Worldwide Refinery Chemicals       1993     167,000      75,000          --             11,432           7,078

/1/ None of the named executive officers received Other Annual Compensation for 1995 in excess of the lesser of $50,000 or 10% of combined salary and bonus for 1995.

/2/ All options granted in 1993 were granted to replace previously granted options pursuant to the anti-dilution provisions of the Corporation's Incentive Stock Option Plan in connection with the spin-off of First Colony Corporation. Certain options granted in 1994 were granted to replace previously granted options pursuant to the anti-dilution provisions of the Corporation's Incentive Stock Option Plan in connection with the spin-off of Albemarle Corporation.

/3/ Includes contributions to the Corporation's savings plan ($7,500, $7,500 and $10,000) and accruals in the Corporation's excess benefit plan ($31,000, $31,000 and $28,500) for 1995, 1994 and 1993, respectively.

/4/ Includes contributions to the Corporation's savings plan ($7,500, $6,375 and $10,000) and accruals in the Corporation's excess benefit plan ($8,250, $0, and $11,922) for 1995, 1994 and 1993, respectively.

/5/ Includes contributions to the Corporation's savings plan ($7,500, $7,500 and $9,996) and accruals in the Corporation's excess benefit plan ($11,550, $9,100, and $0) for 1995, 1994 and 1993, respectively.

/6/ Includes contributions to the Corporation's savings plan ($7,500, $7,500 and $10,000) and accruals in the Corporation's excess benefit plan ($4,000, $5,492 and $9,550) for 1995, 1994 and 1993, respectively.

/7/ Includes contributions to the Corporation's savings plan ($7,500, $6,206 and $7,078) for 1995, 1994 and 1993, respectively, and accruals in the Corporation's excess benefit plan ($2,564), for 1995.

     Floyd D. Gottwald, Jr., and Charles B. Walker also served as officers of Albemarle Corporation during 1995 and are compensated separately by Albemarle Corporation for such service.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Corporation granted no options or Stock Appreciation Rights ("SARs") during fiscal year 1995.

     The following table presents information concerning option and SAR exercises by the Chief Executive Officer and the four next most highly compensated executive officers of the Corporation.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SAR'S
                                                                  OPTIONS/SAR'S AT FY-END (#)/1/               AT
                               SHARES ACQUIRED        VALUE                                               FY-END ($)/2/
            NAME               ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Bruce C. Gottwald                   9,434            $6,132          15,809               0        $       0        $     0
Floyd D. Gottwald, Jr.                0                 0                 0               0                0              0
Thomas E. Gottwald                    0                 0            93,936         320,000                0              0
Charles B. Walker                     0                 0           157,149          80,000          154,225              0
Newton A. Perry                       0                 0            36,683          80,000           15,941              0

/1/ Each of these options relates to Ethyl Common Stock and includes a tandem
    SAR.

/2/ These values are based on $12.375, the closing price of Ethyl Common Stock on the New York Stock Exchange on December 29, 1995.

                              RETIREMENT BENEFITS

     The following table illustrates under the Corporation's pension plan for salaried employees the estimated benefits upon retirement at age 65, determined as of December 31, 1995, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, they will be paid under the Corporation's excess benefit or supplemental retirement plans, as applicable. This table includes the amounts that would be payable under such plans.

                ESTIMATED ANNUAL BENEFITS PAYABLE AT RETIREMENT*

                                   YEARS OF PENSION BENEFIT SERVICE AND ESTIMATED ANNUAL BENEFITS
FINAL-AVERAGE EARNINGS     10         15         20         25         30         35         40         50
     $ 300,000          $ 43,965   $ 65,945   $ 87,925   $109,910   $131,890   $153,870   $175,855   $219,815
       350,000            51,465     77,195    102,925    128,660    154,390    180,120    205,855    257,315
       400,000            58,965     88,445    117,925    147,410    176,890    206,370    235,855    294,815
       450,000            66,465     99,695    132,925    166,160    199,390    232,620    265,855    355,315
       500,000            73,965    110,945    147,925    184,910    221,890    258,870    295,855    369,815
       550,000            81,465    122,195    162,925    203,660    244,390    285,120    325,855    407,315
       600,000            88,965    133,445    177,925    222,410    266,890    311,370    355,855    444,815
       650,000            96,465    144,695    192,925    241,160    289,390    337,620    385,855    482,315
       700,000           103,965    155,945    207,925    259,910    311,890    363,870    415,855    519,815
       750,000           111,465    167,195    222,925    278,660    334,390    390,120    445,855    557,315
       800,000           118,965    178,445    237,925    297,410    356,890    416,370    475,855    594,815
       850,000           126,465    189,695    252,925    316,160    379,390    442,620    505,855    632,315
       900,000           133,965    200,945    267,925    334,910    401,890    468,870    535,855    669,815
       950,000           141,465    212,195    282,925    353,660    424,390    495,120    565,855    707,315
     1,000,000           148,965    223,445    297,925    372,410    446,890    521,370    595,855    744,815

* Assumes attainment of age 65 in 1995 and Social Security Covered Compensation of $25,920.

     The benefit formula under the pension plans is based on the participant's final-average earnings, which are defined as the average of the highest three consecutive calendar years' earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for each of the executive officers named in the above compensation table as of December 31, 1995, are: Bruce C. Gottwald, 39.750; Floyd D. Gottwald, Jr., 52.500; Thomas E. Gottwald, 4.475; Newton A. Perry, 26.5833; and Charles B. Walker, 14.665.

     Benefits under the pension plans are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security or other offset payments.

EXCESS BENEFIT AND SUPPLEMENTAL RETIREMENT PLANS

     The Corporation maintains excess benefit and supplemental retirement plans (the "Supplemental Plans") in the form of nonqualified pension plans that provide eligible individuals the difference between the benefits they actually accrue under the qualified employee pension and savings plans of the Corporation and the benefits they would have accrued under such plans, but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder, under the Internal Revenue Code. In addition, on the recommendation of the Executive Committee of the Corporation's Board of Directors and with the approval of the bonus, salary and stock option committee, certain key employees may be granted additional pension service benefits equal to 4% of final pay for each year of service to the Corporation up to fifteen years, net of certain other benefits received from the Corporation, previous employers and Social Security. Mr. Walker is covered by these Plans. All benefits under the Supplemental Plans vest upon a Change in Control of the Corporation, as defined in the Plans.

COMPENSATION OF DIRECTORS

     In 1995, each member of the Board of Directors who was not an employee of the Corporation or any of its subsidiaries was paid (i) $1,000 for attendance at each Board meeting and (ii) $600 for attendance at each meeting of a committee of the Board of which he was a member. In addition, each such director was paid a quarterly fee of $5,000. Employee members of the Board of Directors are not paid separately for their service on the Board or its committees.

     Under the retirement policy for directors, any director retiring from the Board after age 60 with at least five years' service on the Board will receive $12,000 per year for life, payable in quarterly installments. The service requirement for this benefit may be waived under certain circumstances. Any director retiring under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his years of service on the Board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement payments to former directors may be discontinued under certain circumstances.

     In 1992, the Corporation's shareholders approved the Non-Employee Directors' Stock Acquisition Plan (the "Directors Stock Plan"), which provides that the Corporation shall award on each July 1, to each eligible director that number of whole shares of Ethyl Common Stock when multiplied by the closing price of Ethyl Common Stock on the immediately preceding business day, as reported in THE WALL STREET JOURNAL, as shall as nearly as possible equal but not exceed $2,000. The shares of Ethyl Common Stock awarded under the Directors' Stock Plan are nonforfeitable and the recipient directors immediately and fully vest in Ethyl Common Stock issued under the Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell their shares under the Directors' Stock Plan at any time. The Directors' Stock Plan provides that no awards may be made after July 1, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Bonus, Salary and Stock Option Committee of the Board of Directors (the "Committee"), which performs the function of a compensation committee, consisted of Messrs. Berry, Grosvenor and Rice (Chairman), until February 29, 1996, when Mr. Scott replaced Mr. Rice on the Committee and Ms. Cothran joined the Committee as Chairman. The Committee is delegated the power to administer the compensation program of the Corporation applicable to its executive officers, including the Chief Executive Officer. Accordingly, the Committee submits this report on executive compensation to the shareholders.

                               OVERALL OBJECTIVES

     The objectives of the Corporation's executive compensation program are to:

     (Bullet)     Provide balanced, competitive total compensation that will enable the Corporation to attract, motivate and retain highly qualified executives.

     (Bullet)     Provide incentives for enhancing the profitability of the
Corporation by rewarding executives for meeting individual and corporate goals.

     (Bullet)     Align the financial interests of the executives closely to those of the shareholders by strongly encouraging executive ownership of Ethyl Common Stock.

     In administrating the compensation program the Committee recognizes the Corporation's basic objectives of achieving a return on equity of at least twenty percent as well as annual growth in operating earnings of fifteen percent.

                               COMPETITIVE MARKET

     The Committee uses various compensation surveys provided by compensation consultants in determining the market for executive pay. The surveys include companies that are larger and smaller than the Corporation. Some of the surveys are limited to companies in the petroleum or chemical businesses, including, but not limited to, companies shown on the Performance Graph. Others include companies in other industries. References to the "market" in this Report refer to the survey data.

                            ELEMENTS OF THE PROGRAM

     The Committee believes the interests of the shareholders will be best served if the compensation program consists of cash compensation and equity ownership. Thus, the program includes three principal parts; base salary, annual bonuses in cash or cash and stock and stock options with performance vesting and tandem stock appreciation rights. The Committee considers all parts of the program when setting compensation levels or making awards.

     The Corporation seeks to maintain its executive compensation packages slightly above the mid-range of those offered generally in the job markets in which the Corporation competes for talent and experience. The Corporation's stock option program is administered likewise to achieve the goal of retaining experienced executives.

     The Committee met in December 1995 with each of the principal executive officers to review the executives' 1995 goals and the extent to which the goals had been achieved.

                                  BASE SALARY

     Increases in base salary are based on evaluations of past and current corporate operating profits and individual contribution to the Corporation's success, the overall level of pay adjustments in the markets the Corporation monitors, market data for the position and internal equities among the positions. The Committee considers each of the individual factors but does not assign a specific value to each factor, and a subjective element is acknowledged in evaluating each executive's contribution. Salary survey data from the Corporation's peer group companies discussed with the Committee indicated the Corporation's executive level compensation to be well within ranges of compensation offered by peer group companies.

     Based on 1995 results, management recommended no salary increases for top level executive officers. The Committee accepted the recommendation.

                                  ANNUAL BONUS

     The purpose of the annual bonus is to motivate and reward performance measured against individual, division, department and corporate objectives (including achievement of significant strategic objectives and target levels of operating profit). Although the Corporation achieved many objectives set by management, the overall profit objective was not met. Consequently, the Chief Executive Officer and the Executive Committee of the Board recommended that they not be considered for any bonuses for the year ended December 31, 1995.

     A bonus reserve is established to achieve the Corporation's compensation targets. The maximum contribution to the bonus reserve is 4% of the amount by which operating profits of the Corporation and its subsidiaries, determined by the independent auditors, exceed $15,000,000. The auditors certified that the maximum contribution for 1995 under the formula was $4,966,167, but the Committee, as has been the practice in prior years, did not appropriate the entire amount. Of this amount, a total of $1,056,500 was awarded in 1996 as 1995 bonuses.

     Annual bonus awards are determined by the Committee in conjunction with senior management, and are based on an evaluation of the performance, level of responsibility and leadership of the individual executive in relation to overall corporate results. While the Committee believes that management has been taking the proper steps to position the Corporation for the future, in light of the reduced level of operating profit in 1995, the Committee agreed with management's recommendation that it would be best to forego 1995 bonuses for most top level executive officers, significantly reduce the bonus pool and selectively award bonuses where an individual's performance with respect to his area of responsibility has been especially noteworthy.

                                 STOCK OPTIONS

     No stock options were granted in 1995.

                                CEO COMPENSATION

     The Corporation's operating profit for 1995 did not reach expected levels and, consequently, the Chief Executive Officer asked not to be considered for a salary increase or a bonus for 1995. The Committee believes that the chief executive officer has made the correct strategic moves to position the Corporation for the future. Major accomplishments for the year included the successful completion of the extended litigation with the Environmental Protection Agency over the right to sell MMT in the United States and the agreement to acquire the lubricant additives business of Texaco Inc. Despite these achievements, the Committee concurred with the Chief Executive Officer's recommendation of no salary increase and no bonus.

     Compensation survey data places the CEO's salary for 1995 at approximately the size-adjusted median.

                                 SECTION 162(M)

     The Omnibus Budget Reconciliation Act of 1993 (OBRA '93) established certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Corporation's executive officers. To meet the criteria applicable to performance-based compensation (as defined in OBRA '93), the Corporation's bonus plan would have to be amended to limit the Committee's discretion to determine individuals' bonuses based on individual performance factors and other factors as the Committee may determine, from time to time, to be relevant.

     The Committee believes that the flexibility to adjust annual bonuses upward, as well as downward, is an important feature of the plan and one which serves the best interests of the Corporation by allowing the Committee to recognize and motivate individual executive officers as circumstances warrant. Further, there will be no compensation subject to loss of tax deductibility. Consequently, the Committee does not propose at the present time to amend the plan to comply with the OBRA '93 requirements. Amounts paid under the plan to the executive officers will count toward the $1 million cap that is provided in
Section 162(m) of OBRA '93.

                                  THE BONUS, SALARY AND STOCK OPTION COMMITTEE
                                  Emmett J. Rice, Chairman     February 28, 1996
                                  Gilbert M. Grosvenor
                                  William W. Berry

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     PERFORMANCE THROUGH DECEMBER 31, 1995

                         [PERFORMANCE GRAPH GOES HERE]


                             1990    1991   1992   1993   1994   1995
Ethyl                         100     122    127    122    109    147
S&P 500                       100     130    140    154    156    215
Chemical Composite            100     132    145    167    179    234
The Lubrizol Corporation      100     123    122    157    160    135



     * ASSUMES $100 INVESTED ON LAST DAY OF DECEMBER 1990. DIVIDENDS ARE REINVESTED QUARTERLY.

     (1) The total return information for the Chemical Composite (based on the companies in the S&P Index in 1993) has been weighted by market capitalization and includes the following companies in all the S&P chemical industry groups (basic chemicals, specialty chemicals, and diversified chemicals): Air Products and Chemicals, Inc., Avery Dennison Corporation, The Dow Chemical Company, E.I. duPont de Nemours & Company, Englehard Corp. Ethyl Corporation, FMC Corporation, First Mississippi Corp., The B.F. Goodrich Company, W.R. Grace & Co., Great Lakes Chemical Corp., Hercules Incorporated, Monsanto Company, Morton International, Inc., NL Industries, Inc., Nalco Chemical Co., PPG Industries, Inc., Praxair, Inc., Rohm and Haas Company, and Union Carbide Corporation.

         Because none of the corporations included in the Chemical Composite, other than the Corporation, has lubricant additives as a primary business, the Corporation has added a comparison with The Lubrizol Corporation, which is the only other corporation listed on the New York Stock Exchange with lubricant additives as a primary business.

           APPROVAL OF AMENDED DIRECTORS' DEFERRED COMPENSATION PLAN

     The Ethyl Corporation Directors' Deferred Compensation Plan (the "Original Plan") originally permitted the deferral of non-employee Directors' fees with the deferred payments to be made in cash. On February 22, 1996, the Board approved an amended Directors' Deferred Compensation Plan (the "Amended Plan"), subject to the approval of the Corporation's shareholders, to permit deferred fees to be paid in Ethyl Common Stock. The following paragraphs summarize the more significant features of the Amended Plan. This summary is subject, in all respects, to the terms of the Amended Plan. The Corporation will provide promptly, upon request and without charge, a copy of the full text of the Amended Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: E. Whitehead Elmore, Secretary, 330 South Fourth Street, P.O. Box 2189, Richmond, Virginia, 23218.

SUMMARY OF THE AMENDED PLAN

     PURPOSE. One of the decisions that the Board of Directors made as a part of its review of the Corporation's corporate governance was to create a means for non-employee Directors to take part or all of their compensation in shares of Ethyl Common Stock. The objective is to align non-employee Director compensation with the interests of all shareholders. The Original Plan currently allows non-employee Directors the opportunity to reduce the cash fees otherwise payable to the Director and to have the deferred fees increased by an interest factor until the deferred benefit is paid in cash at a later date. The Amended Plan will afford non-employee Directors the opportunity to reduce the cash fees otherwise payable to the Director in return for the right to receive Ethyl Common Stock at a future date. The Ethyl Common Stock deferral election would be effective with respect to fees payable after approval of the amendment by the Corporation's shareholders. The Amended Plan does not involve any increase in the compensation paid to non-employee Directors.

     ELIGIBILITY. Each Director who is not an employee of the Corporation is eligible to participate in the Amended Plan. A non-employee Director becomes a participant by submitting a Deferral Election Form.

     EFFECTIVE DATE. If the Amended Plan is approved by the shareholders, it will become effective on July 1, 1996.

     DEFERRALS. A participant's Deferral Election Form may direct that all or part of the participant's retainer fee, meeting fees, or both, be deferred under the Amended Plan. The Deferral Election Form may defer retainer and meeting fees in ten percent increments. Deferred fees will be credited to either a deferred cash account or a deferred stock account, as directed by the participant. Deferred cash accounts and deferred stock accounts are not funded and are maintained for recordkeeping purposes only. No assets will be segregated or set aside for the payment of benefits under the Amended Plan.

     The Amended Plan provides that, in the case of cash deferrals, interest will be credited to a participant's deferred cash account on the first day of each month. The applicable interest rate will be the average three month United States Treasury Bill rates Auction Average (Investment), as published by the Federal Reserve Board for the month preceding the day the interest is credited. Interest will be credited through the end of the month preceding the month in which a deferred cash benefit is paid.

     Deferred fees will be credited to the participant's deferred stock account will be credited as whole and fractional shares of Common Stock based on the fair market value of the Common Stock on the date that the deferred fees would have been paid but for the Deferral Election Form. Additional credits will be made to each participant's deferred stock account based on the value of dividends paid on Common Stock and the fair market value of the Common Stock on the date that such dividends are paid. Additional credits are accrued through the end of the month preceding the month in which a deferred stock benefit is paid.

     Each participant's account under the Amended Plan is unfunded and is maintained solely for recordkeeping purposes. No assets will be segregated or set aside for the payment of benefits under the Amended Plan.

     DISTRIBUTIONS. A participant's Deferral Election Form will also specify when amounts attributable to each year's deferred fees will be paid. Distributions under the Amended Plan cannot begin within two years of the beginning of the deferral year.

     With the consent of the Chief Financial Officer, who has responsibility for administering the Amended Plan, a participant may postpone the start of distributions under the Amended Plan, provided that the approval is obtained before distributions were originally scheduled to begin and the new distribution date meets the requirements of the Amended Plan.

     Distributions will be accelerated in the event of the participant's disability. A participant or beneficiary also may request an accelerated distribution in the event of hardship.

     The amount to be distributed under the Amended Plan will be paid in a single sum or in ten annual installments. Deferred cash benefits will be paid in cash and deferred stock benefits will be paid in whole shares of Ethyl Common Stock and cash representing the value of any fractional share that is credited to the participant's account.

     The maximum aggregate number of shares of Ethyl Common Stock that may be issued under the Amended Plan is 100,000 shares. The number of authorized shares will be adjusted to reflect stock dividends, stock splits, and similar changes in Ethyl's capitalization.

     AMENDMENTS. The Board of Directors, without further action of the shareholders, may amend the Amended Plan as it deems proper or in the Corporation's best interest; provided, however that approval of the shareholders is required if the amendment (i) increases the aggregate number of shares that may be issued pursuant to the Amended Plan, (ii) materially increases the benefits accruing to participants under the Amended Plan, or (iii) materially changes the class of persons eligible to become participants.

     While the Corporation's non-employee Directors have indicated an intention to participate in the Common Stock portion of the Amended Plan, the Corporation is unable to determine the number of individuals who would have participated in the Amended Plan, or the level of their participation, in 1995 if the Amended Plan had been in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED PLAN.

                            DESIGNATION OF AUDITORS

     The Board of Directors has designated Coopers & Lybrand L.L.P., certified public accountants, as the Corporation's independent auditors for the year 1996, subject to shareholder approval. This firm has audited the Corporation's financial statements since 1962 and those of the former Ethyl Corporation (Delaware) from 1947 to 1962. A representative of Coopers & Lybrand L.L.P. is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

     Coopers & Lybrand L.L.P.'s principal function is to audit the consolidated financial statements of the Corporation and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in each of the Corporation's quarterly reports.

                              FINANCIAL STATEMENTS

     A copy of the Corporation's Annual Report on Form 10-K for the year 1995, as required to be filed with the Securities and Exchange Commission, will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to:

                                          E. Whitehead Elmore
                                          Secretary
                                          Ethyl Corporation
                                          330 South Fourth Street
                                          P.O. Box 2189
                                          Richmond, Virginia 23218

                       PROPOSALS FOR 1997 ANNUAL MEETING

     Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1997 annual meeting of shareholders must present such proposal to the Corporation at its principal office in Richmond, Virginia, not later than November 27, 1996, in order for the proposal to be considered for inclusion in the Corporation's proxy statement. The Corporation anticipates holding the 1997 annual meeting on April 24, 1997.

     The Corporation's bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Corporation not later than 60 days prior to the meeting. As to each matter, the notice should contain (i) a brief description of the matter and the reasons for addressing it at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          E. Whitehead Elmore, SECRETARY

                                                                       Exhibit A

                        CORPORATE GOVERNANCE GUIDELINES

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
1)   SELECTION OF CHAIRMAN AND CEO -- The Board should  1)   Ethyl's by-laws currently provide that the
     be free to make this choice any way that seems          Chairman of the Board shall be the CEO, but the
     best for the Company at a given point in time.          Board may amend the by-laws at any time. The
                                                             Board should be free to make this choice based on
     Therefore, the Board does not have a policy, one        its business judgement of what is best for Ethyl.
     way or the other, on whether or not the role of
     the Chief Executive and Chairman should be
     separate and, if it is to be separate, whether
     the Chairman should be selected from the non-
     employee Directors or be an employee.

2)   LEAD DIRECTOR CONCEPT -- The Board adopted a       2)   Ethyl does not have a lead director and the Board
     policy that it have a director selected by the          does not believe that it needs one. The Board is
     outside directors who will assume the                   concerned that adoption of the concept could
     responsibility of chairing the regularly                create undesirable friction between management
     scheduled meetings of outside directors or other        and the outside directors. The Board has agreed
     responsibilities which the outside directors as a       that the Chairman of the Bonus, Salary and Stock
     whole might designate from time to time.                Option Committee will chair meetings of the
                                                             outside directors.
     Currently, this role is filled by the non-
     executive Chairman of the Board. Should the
     Company be organized in such a way that the
     Chairman is an employee of the Company, another
     director would be selected for this
     responsibility.

3)   NUMBER OF COMMITTEES -- The current committee      3)   The Board believes its current committee
     structure of the Company seems appropriate. There       structure is appropriate. Currently, Ethyl has
     will, from time to time, be occasions in which          five standing committees: The Audit Committee,
     the Board may want to form a new committee or           Business Conduct Committee, Executive Committee,
     disband a current committee depending upon the          Nominating Committee and Bonus, Salary and Stock
     circumstances. The current six Committees are           Option Committee. Periodically, an ad hoc Board
     Audit, Capital, Stock, Director Affairs, Finance,       Committee of outside directors reviews special
     Incentive and Compensation and Public Policy.           policy or compliance matters referred by the
                                                             Chairman of the Board. Pursuant to Ethyl's by-
                                                             laws, the Board may create or discharge any
                                                             committee at any time.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES

4)   ASSIGNMENT AND ROTATION OF COMMITTEE               4)   The Chairman of the Board submits Committee
     MEMBERS -- The Committee on Director Affairs is         assignments to the Board for its approval. The
     responsible, after consultation with the Chief          Board believes that periodic rotation of
     Executive Officer and with consideration of the         Committee members is appropriate, but that
     desires of individual Board members, for the            automatic rotation after specific time periods is
     assignment of Board members to various                  not necessary.
     committees.

     It is the sense of the Board that consideration should be given to rotating committee members periodically at about a five year interval, but the Board does not feel that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual director's committee membership for a longer period.

5)   FREQUENCY AND LENGTH OF COMMITTEE MEETINGS -- The  5)   The frequency and length of Committee meetings is
     Committee Chairman, in consultation with                the responsibility of each Committee chairman
     Committee members, will determine the frequency         after consultation with the Committee members.
     and length of the meetings of the Committee.            Each Committee should, at a minimum, meet at
                                                             least annually.

6)   COMMITTEE AGENDA -- The Chairman of the            6)   Each Committee will have recurring items for
     Committee, in consultation with the appropriate         discussion. Other agenda items are left to the
     members of Management and staff, will develop the       discretion of the Committee Chairman in
     Committee's agenda.                                     consultation with the Chairman of the Board and
                                                             the Committee members.
     Each Committee will issue a schedule of agenda
     subjects to be discussed for the ensuing year at
     the beginning of each year (to the degree these
     can be foreseen). This forward agenda will also
     be shared with the Board.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
7)   SELECTION OF AGENDA ITEMS FOR BOARD                7)   It is the responsibility of the Chairman of the
     MEETINGS -- The Chairman of the Board and the           Board to establish an agenda for each Board
     Chief Executive Officer (if the Chairman is not         Meeting. Each Board member is free to suggest
     the Chief Executive Officer) will establish the         agenda items at any time and the Chairman of the
     agenda for each Board meeting. Each Board member        Board is expected to seek input periodically from
     is free to suggest the inclusion of items(s) on         the Board as to the Board agenda.
     the agenda.
                                                             Scheduled Board meetings should include periodic
                                                             reviews of important topics that do not fall
                                                             under the category of current business. Subjects
                                                             that should be considered periodically include
                                                             the annual budget, the long-range plan, reports
                                                             on risk management including exposure to
                                                             significant risks such as pending or threatened
                                                             litigation and reports on compliance with
                                                             environmental and other regulatory requirements.

8)   BOARD MATERIALS DISTRIBUTED IN ADVANCE -- It is    8)   Ethyl distributes, at least several days in
     the sense of the Board that information and data        advance of Board meetings, a Board book that
     that is important to the Board's understanding of       includes information for consideration with
     the business be distributed in writing to the           respect to the upcoming agenda. The Board also
     Board before the Board meets. The Management will       receives monthly financial reports and analyses
     make every attempt to see that this material is         as well as periodic reports on news articles that
     as brief as possible while still providing the          either mention Ethyl or relate to its business.
     desired information.

9)   PRESENTATIONS -- As a general rule, presentations  9)   While the Board does not think that presentations
     on specific subjects should be sent to the Board        on specific subjects must be sent to the Board
     members in advance so that Board meeting time may       members in advance, the current practice of
     be conserved and discussion time focused on             distributing financial and other information in
     questions that the Board has about the material.        advance does help to ensure efficient Board
     On those occasions in which the subject matter is       meetings.
     too sensitive to put on paper, the presentation
     will be discussed at the meeting.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
10)  REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD       10)  The Board believes that it is desirable to have
     MEETINGS  -- The Board is comfortable with the          representatives of management present at Board
     regular attendance at each Board Meeting of             meetings from time to time for presentations to
     non-Board members who are members of the                the Board. When appropriate, the Board has
     President's Council. Should the Chief Executive         followed the practice of meeting in executive
     Officer want to add additional people as                session.
     attendees on a regular basis, it is expected that
     this suggestion would be made to the Board for
     its concurrence.

11)  EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS -- The     11)  While the Board has not followed this practice in
     outside directors of the Board will meet in             the past, the Board has decided that the non-
     Executive Session three times each year. The            employee directors of the Board should meet from
     format of these meetings will include a                 time to time and at least annually. The annual
     discussion with the Chief Executive Officer on          meeting will include a discussion with the Chief
     each occasion.                                          Executive Officer.

12)  BOARD ACCESS TO SENIOR MANAGEMENT -- Board         12)  The Board members believe that they have complete
     members have complete access to GM's Management.        access to the Company's management and do not
     It is assumed the Board members will use judgment       recommend any changes in this regard. The Board
     to be sure that this contact is not distracting         does recognize the desirability of working
     to the business operation of the Company and that       through the Chief Executive Officer in any
     such contact, if in writing, be copied to the           situation where chain of command considerations
     Chief Executive and the Chairman.                       might be relevant.

     Furthermore, the Board encourages the Management to, from time to time, bring managers into Board
     Meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that the Senior Management believes should be given exposure to the Board.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
13)  BOARD COMPENSATION REVIEW -- It is appropriate     13)  It was agreed that the Bonus, Salary and Stock
     for the staff of the Company to report once a           Option Committee would have responsibility for
     year to the Committee on Director Affairs the           reviewing annually Board compensation. Management
     status of GM Board compensation in relation to          should provide comparative data for the Committee
     other large U.S. companies.                             to consider each year. Any changes in Board
                                                             compensation are the Board's responsibility.
     Changes in Board compensation, if any, should
     come at the suggestion of the Committee on
     Director Affairs, but with full discussion and
     concurrence by the Board.

14)  SIZE OF THE BOARD -- The Board presently has 14    14)  There are fourteen Board members. Effective on or
     members. It is the sense of the Board that a size       before March 1, 1996, the Board will be reduced
     of 15 is about right. However, the Board would be       to 7 members. The Board believes that a Board
     willing to go to a somewhat larger size in order        size within this range is appropriate.
     to accommodate the availability of an outstanding
     candidate(s).

15)  MIX OF INSIDE AND OUTSIDE DIRECTORS -- The Board   15)  In 1994 the Board adopted a policy of working
     believes that as a matter of policy there should        toward an independent majority for the Board. In
     be a majority of independent Directors on the GM        November 1995 the Board approved changes in the
     Board (as stipulated in By-law 2.12). The Board         composition of the Board to achieve its objective
     is willing to have members of Management, in            by March 1, 1996.
     addition to the Chief Executive Officer, as
     Directors.

     But the Board believes that Management should encourage Senior Managers to understand that Board membership is not necessary or a prerequisite to any higher Management position in the Company. Managers other than the Chief
     Executive Officer currently attend Board Meetings on a regular basis even though they are not members of the Board.

     On matters of corporate governance, the Board assumes decisions will be made by the outside directors.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
16)  BOARD DEFINITION OF WHAT CONSTITUTES INDEPENDENCE  16)  The Board recognizes that some institutional
     FOR OUTSIDE DIRECTORS -- GM's By-law defining           shareholders have their own precise definition of
     independent directors was approved by the Board         independent. The Board has given that subject
     in January 1991. The Board believes there is no         considerable thought and has concluded that the
     current relationship between any outside director       question of independence should be a matter left
     and GM that would be construed in any way to            to the judgment of the Board depending on the
     compromise any Board member being designated            facts and circumstances of each particular case.
     independent. Compliance with the By-Law is
     reviewed annually by the Committee on Director          The Board would emphasize to the Ethyl
     Affairs.                                                shareholders the substantial financial investment
                                                             that members of the Gottwald family have in the
                                                             Company. The Company's performance affects all
                                                             shareholders, but none more than the Gottwalds.

17)  FORMER CHIEF EXECUTIVE OFFICER'S BOARD             (17) The Board believes that service of a former
     MEMBERSHIP -- The Board believes this is a matter       Chief Executive Officer on the Board is an issue
     to be decided in each individual instance. It is        that should be decided in each individual
     assumed that when the Chief Executive Officer           instance.
     resigns from that position, he/she should offer
     his/her resignation from the Board at the same
     time. Whether the individual continues to serve
     on the Board is a matter for discussion at that
     time with the new Chief Executive Officer and the
     Board.

     A former Chief Executive Officer serving on the Board will be considered an inside director for purposes of corporate governance.

18)  BOARD MEMBERSHIP CRITERIA -- The Committee on      18)  The Nominating Committee is responsible for
     Director Affairs is responsible for reviewing           reviewing annually the composition of the Board
     with the Board on an annual basis the appropriate       of Directors. The Nominating Committee has the
     skills and characteristics required of Board            responsibility for insuring that there is a
     members in the context of the current make-up of        balance of appropriate skills and characteristics
     the Board. This assessment should include issues        reflected on the Board including age, diversity
     of diversity, age, skills such as understanding         and experience.
     of manufacturing technologies, international
     background, etc.  -- all in the context of an
     assessment of the perceived needs of the Board at
     that point in time.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
19)  SELECTION OF NEW DIRECTOR CANDIDATES -- The Board  19)  The Nominating Committee has responsibility for
     itself should be responsible, in fact as well as        recommending Directors to the Board and
     procedure, for selecting its own members. The           ultimately to the shareholders. A by-law provides
     Board delegates the screening process involved to       a procedure for shareholders to propose nominees
     the Committee on Director Affairs with the direct       for the Board. The screening process should be
     input from the Chairman of the Board as well as         left to the Nominating Committee with direct
     the Chief Executive Officer.                            input from the Chairman of the Board and the
                                                             Chief Executive Officer.

20)  EXTENDING THE INVITATION TO A NEW POTENTIAL        20)  Any invitation to join the Board should be
     DIRECTOR TO JOIN THE BOARD -- The invitation to         extended by the Chairman of the Board, with the
     join the Board should be extended by the Board          Chairman of the Nominating Committee, if
     itself, by the Chairman of the Committee on             feasible.
     Director Affairs (if the Chairman and CEO hold
     the same position), the Chairman of the Board,
     and the Chief Executive Officer of the Company.

21)  ASSESSING THE BOARD'S PERFORMANCE -- The           21)  On a regular basis the Chairman has reviewed the
     Committee on Director Affairs is responsible to         Board's performance with the Board. As a part of
     report annually to the Board an assessment of the       the nominating process, the Nominating Committee
     Board's performance. This will be discussed with        is expected, in consultation with the Chairman,
     the full Board. This should be done following the       to assess the Board's performance.
     end of each fiscal year and at the same time as
     the report on Board membership criteria.

     This assessment should be of the Board's contribution as a whole and specifically review areas in which the Board and/or the Management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
22)  Directors WHO CHANGE THEIR PRESENT JOB             22)  The Nominating Committee has the responsibility
     RESPONSIBILITY - It is the sense of the Board           for addressing any issues concerning continuing
     that individual directors who change the                Board service when nominating directors for
     responsibility they held when they were elected         election.
     to the Board should volunteer to resign from the
     Board.                                                  The Board has addressed whether there should be a
                                                             mandatory retirement age. The Board also has
                                                             focused on whether a director who retires or
     It is not the sense of the Board that the               changes his position should be expected to tender
     directors who retire or change from the position        his resignation. The Board does not believe that
     they held when they come on the Board should            a mandatory retirement age is advisable, nor does
     necessarily leave the Board. There should,              it believe that a change in position necessarily
     however, be an opportunity for the Board via the        affects the director's contribution to the
     Committee on Director Affairs to review the             Company. However, the Board recognizes that both
     continued appropriateness of Board membership           age and change of position are matters deserving
     under these circumstances.                              the special attention of the Nominating Committee
                                                             as it addresses continuing Board service.


23)  TERM LIMITS -- The Board does not believe it       23)  The Board does not believe that term limits for
     should establish term limits. While term limits         directors are desirable. The Nominating Committee
     could help insure that there are fresh ideas and        is expected to review periodically each
     viewpoints available to the Board, they hold the        director's continued service on the Board.
     disadvantage of losing the contribution of
     directors who have been able to develop, over a
     period of time, increasing insight into the
     Company and its operations and, therefore,
     provide an increasing contribution to the Board
     as a whole.

     As an alternative to term limits, the Committee on Director Affairs, in consultation with the Chief Executive Officer and the Chairman of the Board, will review each director's continuation on the Board every five years. This will also allow each director the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
24)  RETIREMENT AGE -- It is the sense of the Board     24)  The Board has not adopted a mandatory retirement
     that the current retirement age of 70 is                age for directors. However, the Nominating
     appropriate.                                            Committee recognizes that age is a special issue
                                                             in addressing continuing Board service.

25)  FORMAL EVALUATION OF THE CHIEF EXECUTIVE           25)  The Bonus, Salary and Stock Option Committee
     OFFICER -- The full Board (outside directors)           evaluates the Chief Executive Officer annually.
     should make this evaluation annually, and it            As a part of that review the Committee also
     should be communicated to the Chief Executive           considers the compensation of the Chief Executive
     Officer by the (non-executive) Chairman of the          Officer. A report by the Committee is included in
     Board or the Lead Director.                             the annual proxy statement. The evaluation
                                                             includes both individual and corporate
     The evaluation should be based on objective             performance factors. The Committee has begun the
     criteria including performance of the business,         practice of including a meeting with the Chief
     accomplishment of long-term strategic objectives,       Executive Officer as a part of the evaluation
     development of Management, etc.                         process.

     The evaluation will be used by the Incentive and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

26)  SUCCESSION PLANNING -- There should be an annual   26)  The Bonus, Salary and Stock Option Committee's
     report by the Chief Executive Officer to the            annual review with the Chief Executive Officer
     Board on succession planning. There should also         will include succession planning as an agenda
     be available, on a continuing basis, the Chief          item and the Board will receive a report in that
     Executive Officer's recommendation as to his            regard.
     successor should he/she be unexpectedly disabled.

27)  MANAGEMENT DEVELOPMENT -- There should be an       27)  Management development will be included as an
     annual report to the Board by the Chief Executive       agenda item in the Bonus, Salary and Stock Option
     Officer on the Company's program for Management         Committee's annual review of the Chief Executive
     development. This report should be given to the         Officer. The Bonus, Salary and Stock Option
     Board at the same time as the Succession Planning       Committee will report on this subject to the
     report.                                                 Board.

                    GENERAL MOTORS                                         ETHYL'S POLICIES
                CORPORATION GUIDELINES                                      AND PROCEDURES
28)  BOARD INTERACTION WITH INSTITUTIONAL INVESTORS,    28)  Communications with various outside institutional
     THE PRESS, CUSTOMERS, ETC. -- The Board believes        investors, key customers and other parties is the
     that the Management speaks for General Motors.          responsibility of management. Management may
     Individual Board members may, from time to time,        request director involvement on occasions. When a
     meet or otherwise communicate with various              Director has a significant communication with an
     constituencies that are involved with General           outside party, he should make sure that
     Motors. But, it is expected that Board members          management is properly informed.
     would do this with the knowledge of the
     Management and, in most instances, at the request
     of Management.

                                     NOTICE
                                      and
                                PROXY STATEMENT
                                      for
                                 ANNUAL MEETING
                                       of
                                  SHAREHOLDERS
                                  May 17, 1996

                                  [ETHYL LOGO]

                               ETHYL CORPORATION
                               Richmond, Virginia

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1996


         The undersigned hereby appoints Bruce C. Gottwald and Sidney Buford Scott, or either of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Ethyl Corporation, at the annual meeting of shareholders to be held May 17, 1996, and at any and all adjournments thereof:


1. ELECTION OF DIRECTORS:  [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                               (except as indicated          to vote for all
                               to the contrary below)        nominees listed
                                                             below

William W. Berry, Phyllis L. Cothran, Bruce C. Gottwald, Thomas E. Gottwald, Gilbert M. Grosvenor, Sidney Buford Scott and Charles B. Walker.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY SUCH NOMINEES, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------

2. The proposal to approve the Amended Directors' Deferred Compensation Plan.

                   [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

3. The proposal to approve the appointment of Coopers & Lybrand L.L.P. as the auditors for the Corporation for 1996.

                   [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

         This Proxy is solicited on behalf of the Board of Directors. This Proxy when properly executed will be voted as specified. If no specification is made, this Proxy will be voted FOR all nominees and FOR Proposals 2 and 3.



                                              Dated _____________________, 1996


                                              _________________________________
                                              Please sign name exactly as it
                                              appears on the stock certificate.
                                              Only one of several joint owners
                                              need sign. Fiduciaries should
                                              give full title.



        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.